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                                                                     Exhibit 4.3

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                             SUPPLEMENTAL INDENTURE

                                      FROM

                        MICHIGAN CONSOLIDATED GAS COMPANY

                                       TO

                                 CITIBANK, N.A.

                                     TRUSTEE

                                   -----------

                                  Dated as of -

                             SUPPLEMENT TO INDENTURE

                                   Dated as of -

                                  Providing for

                     [-%][Floating Rate] Senior Notes due -


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      This SUPPLEMENTAL INDENTURE is made as of the - day of -, 20-, by and between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), and CITIBANK, N.A., a national banking association incorporated and existing under and by virtue of the laws of the United States of America, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY:

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1998 (the "Original Indenture"), as amended, supplemented and modified (as so amended, supplemented and modified, the "Indenture"), providing for the issuance by the Company from time to time of its senior debt securities; and

      WHEREAS, the Company desires to provide for the issuance of a series of its senior debt securities pursuant to the Indenture; and

      WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 10.1 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by
Section 2.1 and Section 3.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its senior debt securities under the Original Indenture, which shall be known as the "[-%][Floating Rate] Senior Notes due -" (the "Senior Notes" or the "Securities"); and

      WHEREAS, all things necessary to make such senior debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE that, in order to establish the terms of a series of senior debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   ARTICLE I
                       RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01.

      This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.

      For all purposes of this Supplemental Indenture:

            (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;


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            (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

            (c) The terms "hereof, " "herein, " "hereby, " "hereto, " "hereunder, " and "herewith" refer to this Supplemental Indenture.

                                   ARTICLE II
                                 THE SECURITIES

      This Supplemental Indenture hereby established a series of Securities, known as and entitled "[-%][Floating Rate] Senior Notes due -." The aggregate principal amount of the Securities shall be limited to - Dollars ($-). The form of Securities is attached hereto as Appendix I.


                                  ARTICLE III
                          TRANSFER OF COLLATERAL BONDS

         The Company hereby issues, delivers and transfers to the Trustee in connection with the issuance of the Securities, - Dollars ($-) aggregate principal amount of a related issue of Collateral Bonds of the Company designated "First Mortgage Bonds, Collateral Series -" (the "Related Issue of Collateral Bonds" or "Collateral Bonds"), which has been fully registered in the name of the Trustee in such capacity, to be held in trust for the benefit of the Holders from time to time of the Securities, as security for any and all obligations of the Company in respect of the Securities of this series under the Indenture, this Supplemental Indenture and the Securities, including but not limited to (1) the full and prompt payment of the interest on, principal of, and premium, if any, on the Securities when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the Securities, either at the stated maturity, upon acceleration of the maturity or upon redemption of the Securities, and (2) the full and prompt payment of any interest on the Securities when and as the same shall become due and payable in accordance with the terms and provisions of the Indenture and this Supplemental Indenture and the Securities. The Trustee shall enforce all of its rights under the First Mortgage Indenture as a holder of the Related Issue of Collateral Bonds transferred to it as provided in this Article III for the benefit of the Holders of the Securities and the proceeds of the enforcement of such rights shall be applied by the Trustee to satisfy the Company's obligations under the Indenture, this Supplemental Indenture and the Securities.

      The Company shall make payments of the principal of, and premium or interest on, the Collateral Bonds to the Trustee, which payments shall be applied by the Trustee to satisfaction of all obligations then due on the Securities.


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      The Collateral Bonds shall not be sold or transferred by the Trustee until the earlier of the Release Date or the prior retirement of the Securities through redemption, repurchase or otherwise. The "Release Date" shall be the date that all First Mortgage Bonds of the Company issued and outstanding under the First Mortgage Indenture, other than the Collateral Bond, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise provided that no default or Event of Default has occurred and, at such time, is continuing under the Indenture.

                                  [ARTICLE IV
                                   COVENANTS

SECTION 4.01.

      The covenant set forth in Section 11.10 of the Indenture shall apply to the Securities of this series only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Securities from and after the Release Date); provided, that, in any case, the Company may issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted under
Section 11.10 so long as it effectively secures all applicable series of Securities equally and ratably with such Indebtedness.

SECTION 4.02.

      The covenant set forth in Section 11.11 of the Indenture shall apply to the Securities of this series only from and after the Release Date (unless Substituted Collateral Bonds are issued to secure the Securities from and after the Release Date).]


                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.01.

      The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 5.02.

      This Supplemental Indenture shall be construed in connection with and as a part of the Indenture and shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

SECTION 5.03.

      (a) If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Section 310 to 317, inclusive, of said act, such required provision shall control.

      (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 5.04.

      Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf


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of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.05.

            (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

            (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


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      IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this
Supplemental Indenture to be executed by its duly authorized Officer, its corporate seal to be hereunto affixed and duly attested by its [Secretary] [Assistant Secretary], and CITIBANK, N.A., as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of -, -, 20-.

                                    MICHIGAN CONSOLIDATED GAS  COMPANY



                                    By:
                                        --------------------------------------
                                    Name:
                                    Title:


ATTEST:

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Secretary

                                     CITIBANK, N.A., as Trustee



                                    By:
                                        --------------------------------------
                                     Name:
                                     Title:

ATTEST:



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Authorized Officer


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                                                                      Appendix I


                               FORM OF SECURITIES


[The Form of Securities is set forth in Article II of the Original Indenture.]


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